EXHIBIT 15


October 2, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Re: Alcoa Inc.


We are aware that our reports dated April 6, 2000, and July 10, 2000, except for note L, for which the date is July 20, 2000, accompanying interim financial information of Alcoa Inc. and subsidiaries for the three-month and six-month periods ended March 31, and June 30, 2000 and 1999, and included in Alcoa's Quarterly Reports on Form 10-Q for the periods then ended, are incorporated by reference in this registration statement dated October 2, 2000, related to the Cordant Retirement Savings and Investment Plan, Huck International Inc. Retirement Savings and Investment Plan, Howmet Corporation Salaried Employees Savings Plan, and the Howmet Corporation Hourly Employees Savings Plan. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP